                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):         May 31, 1995


                           SAHARA GAMING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          NEVADA                     1-9481                    88-0304348
      (STATE OR OTHER           (COMMISSION FILE            (I.R.S. EMPLOYER
      JURISDICTION OF                NUMBER)               IDENTIFICATION NO.)
       INCORPORATION)

2535 Las Vegas Blvd. South, Las Vegas, Nevada                     89109
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (702) 737-2111



                                      NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

          On May 31, 1995, Sahara Nevada Corp., a wholly-owned subsidiary of Sahara Gaming Corporation, entered into an agreement with Gordon Gaming Corporation ("Gordon"), a corporation wholly-owned by William G. Bennett, former chairman and chief executive officer of Circus Circus, pursuant to which Gordon will purchase the Sahara Hotel & Casino, and Sahara Las Vegas Corp., a wholly-owned subsidiary of Sahara Gaming Corporation, entered into an exchange agreement with Gordon pursuant to which Sahara Las Vegas Corp. will exchange 22 acres of land currently being used by the Sahara Hotel & Casino as a parking lot for 26 acres of land south of the Sahara Hotel & Casino on Las Vegas Boulevard which is currently occupied by a water park. Total consideration to Sahara Gaming in the transaction will be $150 million, consisting of approximately $128 million in cash and the exchange of property valued at approximately $22 million.

          Consummation of the transaction is subject, among other things, to approval of the sale by Sahara Gaming's Board of Directors, receipt by the purchaser of all necessary regulatory licenses and approvals, and consummation by Mr. Bennett of the purchase of the property to be exchanged in the transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibits
     --------

      10.111 Agreement for Purchase and Sale of the Sahara Hotel and Casino dated May 31, 1995 by and between Sahara Nevada Corp. and Gordon Gaming Corporation.

      10.112 Agreement for Exchange of Real Property by and between Sahara Las Vegas Corp. and Gordon Gaming Corporation.

      99.1       May 31, 1995 Press Release.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SAHARA GAMING CORPORATION,
                                         a Nevada corporation


                                         By:       /s/ Thomas K. Land
                                         ----------------------------------
                                         Name:  Thomas K. Land
                                         Title: Senior Vice President
June 1, 1995

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

                                 EXHIBIT INDEX


Exhibit No.                      Description
- -----------                      -----------
  10.111 Agreement for Purchase and Sale of the Sahara Hotel and Casino dated May 31, 1995 by and between Sahara Nevada Corp. and Gordon Gaming Corporation

  10.112 Agreement for Exchange of Real Property by and between Sahara Las Vegas Corp. and Gordon Gaming Corporation

  99.1            June 1, 1995 Press Release


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